Subsidiaries of the Registrant

Name	Place of Organization
Armada Hoffler, L.P.	Virginia
AHP Holding, Inc.	Virginia
AHP Asset Services, LLC	Virginia
AHP Construction, LLC	Virginia
AHP Development, LLC	Virginia
New Armada Hoffler Properties I, LLC	Virginia
New Armada Hoffler Properties II, LLC	Virginia
Bermuda Shopping Center, L.L.C.	Virginia
BSE/AH Blacksburg Apartments, LLC	Virginia
Broad Creek PH. I, L.L.C.	Virginia
Broad Creek PH. II, L.L.C.	Virginia
Broad Creek PH. III, L.L.C.	Virginia
Columbus Tower, L.L.C.	Virginia
Columbus Tower Block 5-A2 Associates, L.L.C.	Virginia
AH Columbus II, L.L.C.	Virginia
HT Tyre Neck, L.L.C.	Virginia
Hanbury Village II, L.L.C.	Virginia
Hoffler and Associates EAT, LLC	Virginia
Armada/Hoffler Charleston Associates, L.P.	Virginia
North Pointe PH. 1 Limited Partnership	Virginia
North Pointe-CGL, L.L.C.	Virginia
North Point Development Associates, L.P.	Virginia
North Pointe Outparcels, L.L.C.	Virginia
North Pointe VW4, L.L.C.	Virginia
Ferrell Parkway Associates, L.L.C.	Virginia
TCA Block 4 Retail, L.L.C.	Virginia
Armada/Hoffler Tower 4, L.L.C.	Virginia
Town Center Associates 7, L.L.C.	Virginia
Town Center Associates 12, L.L.C.	Virginia
Lake View AH-VNG, LLC	Virginia
Williamsburg Medical Building, LLC	Virginia
AH Sandbridge, L.L.C.	Virginia
Courthouse Marketplace Outparcels, L.L.C.	Virginia
Greenbrier Technology Center II Associates, L.L.C.	Virginia
Town Center Associates 6, L.L.C.	Virginia

Armada/Hoffler Block 8 Associates, L.L.C.	Virginia
AH Richmond Tower I, L.L.C.	Virginia
Town Center Associates 11, L.L.C.	Virginia
AH Durham Apartments, L.L.C.	Virginia
AH Southeast Commerce Center, L.L.C.	Virginia
AH Greentree, L.L.C.	Virginia
Bermuda Marketplace, Inc.	Virginia
BC PH. II, LLC	Virginia
FBJ Investors, Inc.	Virginia
Gateway Centre, L.L.C.	Virginia
A/H North Pointe, Inc.	Virginia
North Point Development Associates, L.L.C.	Virginia
TCA Block 3, Inc.	Virginia
TCA Block 8, Inc.	Virginia
A/H Harrisonburg Regal L.L.C.	Virginia
Town Center Block 10 Apartments, L.P.	Virginia
TCA 10 GP, LLC	Virginia
Armada Hoffler Manager, LLC	Virginia
Oyster Point Office Building, LLC	Virginia
Tower Manager, LLC	Virginia
Hanbury GP, LLC	Virginia
FBJ GP, LLC	Virginia
TCA Block 11 Office, LLC	Virginia
TCA Block 11 Apartments, LLC	Virginia
Oyster Point Investors, L.P.	Virginia

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